Exhibit 10.15

                                SECOND AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

      This Second Amendment to Loan and Security Agreement is entered into as of October 11, 2001 (the "Amendment"), by and between COMERICA BANK - CALIFORNIA successor in interest to Imperial Bank ("Bank") and PHOTOWORKS, INC. ("Borrower").

                                    RECITALS

      Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 20, 2000, as amended, including without limitation by that certain First Amendment to Loan and Security Agreement dated as of July 23, 2001 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1. Borrower may not request or receive any additional Credit Extensions.

      2. In addition to all payments required under the Agreement (including without limitation monthly payments of accrued interest), Borrower shall repay the outstanding Advances in equal monthly payments of $50,000 on the fifteenth
(15th) calendar day of each month after the date hereof, beginning on October 15, 2001 and continuing on the same day of each month thereafter through the Revolving Maturity Date, at which time all Advances, and all other amounts owing from Borrower to Bank, shall be immediately due and payable.

      3. Certain defined terms in Section 1.1 of the Agreement are hereby added or amended to read as follows:

                  "Committed Revolving Line" means a credit extension of up to One Million Five Hundred Thousand Dollars ($1,500,000).

                  "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                  (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

                  (b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

                  (c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

                  (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                  (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

                  (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

                  (g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

                  (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                  (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

                  (j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                  (k) Accounts the collection of which Bank reasonably determines to be doubtful.

                  "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

                  "Revolving Maturity Date" means April 11, 2002.

      4. Section 2.3(a) of the Agreement is hereby amended in its entirety to read as follows:

                  (a) Interest Rates. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one and three quarters percent (1.75%) above the Prime Rate.

      5. Section 6.8 of the Agreement is hereby amended in its entirety to read as follows:

            6.8 [Intentionally Omitted.]

      6. Section 6.13 of the Agreement is hereby amended in its entirety to read as follows:

            6.13 [Intentionally Omitted.]

      7. New Sections 6.14 and 6.15 are hereby added to the Agreement to read as follows:

            6.14 Liquidity. Borrower shall maintain a balance of unrestricted cash and cash equivalents plus 75% of Eligible Accounts which is at least one and one half (1.5) times the aggregate amount of all Indebtedness (including any Contingent Obligations) owing from Borrower to Bank.

            6.15 Revenue. Borrower shall show revenue for each month which is not less than the revenue projected for such month in the July 31 Board Presentation entitled "2002 Worst Case" in the form presented to Bank on July 17, 2001.

      8. Exhibit C to the Agreement is hereby amended and replaced in its entirety by Exhibit C attached hereto.

      9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in he Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

      10. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

      11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a) this Amendment, duly executed by Borrower;

                  (b) a warrant to purchase stock;

                  (c) three affirmations of guaranty;

                  (d) an affirmation of subordination;

                  (e) an amount equal to all Bank Expenses incurred through the date of this Amendment, plus a $7,500 extension fee, which shall be nonrefundable as of the date of this Amendment;

                  (f) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement; and

                  (g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                                 PHOTOWORKS, INC.


                                                 By: /s/ Mickey Lass

                                                 Title: Executive Vice President

                                                 COMERICA BANK - CALIFORNIA


                                                 By: /s/ J.P. Michael

                                                 Title: First Vice President

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Corporation:                        PHOTOWORKS, INC., a Washington corporation

Number of Shares:                   150,000

Class of Stock:                     Common

Initial Exercise Price:             $0.20

Issue Date:                         October 11, 2001

Expiration Date:                    October 11, 2011 (Subject to Article 4.1)

      THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, COMERICA BANK - CALIFORNIA or its assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

      1. EXERCISE.

            1.1 Method of Exercise. Holder may exercise this warrant by delivering this warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

            1.2 Conversion Right. In lieu of exercising this warrant as specified in Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

            1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value of the Shares shall be the average closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the five business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater by more than ten percent (10%) than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

            1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

            1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

            1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

                  (a) "Acquisition." For the purpose of this warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  (b) Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

                  (c) Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then Holder shall have the option either to (a) deem this warrant to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; or
(b) require the Company to purchase this warrant for cash upon the closing of the Acquisition for an amount per Share equal to three (3) times the warrant Price.

      2. ADJUSTMENTS TO THE SHARES.

            2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

            2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

            2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

            2.4 Intentionally Omitted.

            2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this warrant is unchanged.

            2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

      3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

            a) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

            3.2 Notice of Certain Events. If the Company proposes at any time
(a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

            3.3 Information Rights. So long as the Holder holds this warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

      4. MISCELLANEOUS.

            4.1 Term. This warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to its expiration, this warrant shall be deemed to have been automatically exercised on the date of its expiration by "cashless" conversion pursuant to Section 1.2.

            4.2 Legends. This warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            4.3 Compliance with Securities Laws on Transfer. This warrant and the Shares issuable upon exercise of this warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

            4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this warrant or the Shares issuable upon exercise of this warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this warrant to its affiliates, including, without limitation, its parent company, at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this warrant to any person who directly competes with the Company.

            4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:

                                    COMERICA BANK - CALIFORNIA

                                    Attn: Controllers Department

                                    P.O. Box 92991

                                    Los Angeles, CA 90009-2991

                  with a copy to:

                           COMERICA BANK - CALIFORNIA

                                    Attn: Warrant Administrator

                                    Special Markets Division

                                    P.O. Box 7279

                                    San Francisco, CA 94120-7279

            4.6 Waiver. This warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            4.7 Attorneys' Fees. In the event of any dispute between the parties concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

            4.8 Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its principles regarding conflicts of law.

                                        PHOTOWORKS, INC.


                                        By: /s/ Mickey Lass

                                        Name: Mickey Lass

                                        Title: Executive Vice President


                                        By: /s/ J.P. Michael

                                        Name: J. P. Michael

                                        Title: First Vice President and Manager

Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering warrants must sign the warrant.

                                   APPENDIX I

                               NOTICE OF EXERCISE

      1. The undersigned hereby elects to purchase ______________________ shares of the ______________________ stock of PHOTOWORKS, INC. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.

      1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to _________________________ of the shares covered by the warrant.

      [Strike paragraph that does not apply.]

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                  COMERICA BANK - CALIFORNIA

                  Attn: Controllers Department

                  P.O. Box 92991

                  Los Angeles, CA 90009

                  Or Registered Assignee

      3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA BANK - CALIFORNIA or Registered Assignee


__________________________________

(Signature)

__________________________________

(Date)